Exhibit 5.1

July 23, 2021

Ultralife Corporation

2000 Technology Parkway

Newark, New York 14513

Re:         Ultralife Corporation 2014 Long Term Incentive Plan

Registration Statement on Form S-8

Ladies and Gentlemen:

We have been requested by Ultralife Corporation, a Delaware corporation (the “Company”), to furnish you with our opinions as to the matters hereinafter set forth in connection with the proposed registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules”) of One Million (1,000,000) shares of the Company’s common stock, $0.10 par value, (collectively, the “Shares”). The Shares are, or will become, issuable by the Company to certain of the Company’s officers and other employees of the Company and its subsidiaries, non-employee directors and other independent advisors pursuant to the Ultralife Corporation 2014 Long Term Incentive Plan, as amended (the “Plan”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with the Company’s request, we have examined the Registration Statement proposed to be filed under the Act with the Securities and Exchange Commission, and originals, or copies, authenticated to our satisfaction, of: (a) the Certificate of Incorporation and By-Laws of the Company, and any amendments thereto, respectively; (b) records of proceedings of the Board of Directors of the Company; and (c) such other documents of the Company and/or public officials or others as we have deemed necessary to form a basis for the opinions hereinafter expressed (collectively, the “Reviewed Documents”).

In our examination, we have assumed without independent investigation or verification of the legal capacity of all-natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that such documents are or will be a valid and binding obligation of, and enforceable against, the parties thereto, other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, with your consent, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

We are licensed to practice law in the State of New York and express no opinion concerning any law other than the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(a)    the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)    we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any transactions contemplated under the Plan; and

(c)    we do not express any opinion herein as to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein pertaining to the legal issuance, full payment and non-assessability of the Shares.

Based solely upon the aforesaid examination and review of the Reviewed Documents, subject to the foregoing qualifications, assumptions and limitations and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered to eligible Plan participants in accordance with the terms and conditions of the Plan, and subject to all restrictions imposed by the Plan or the award instrument accompanying the grant to the Plan participants, will be legally issued, fully paid and non-assessable.

The opinions herein expressed are as of the date of this letter and are subject to appropriate modification as to the events occurring after such date.

We hereby consent to the use of this letter as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Lippes Mathias Wexler Friedman LLP

Lippes Mathias Wexler Friedman LLP